Exhibit 10.4
SPS COMMERCE, INC.
Incentive Stock Option Agreement
(granted under the 2001 Stock Option Plan)

Name of Optionee:

No. of Shares Covered:	Date of Grant:

Exercise Price Per Share:	Expiration Date:

Exercise Schedule (Cumulative):
*[STANDARD GRANTS: This Option shall vest as to ___of the Shares subject to this Option on the 1st day of each month, commencing on ___, 20___ and continuing until fully vested.]
*[FOR SENIOR MANAGEMENT: This Option shall vest as to (i) 1/4th of the Shares subject to this Option on ___, 20___and (ii) 1/36th of the remaining Shares subject to this Option on the 1st day of each month, commencing on ___, 20___and continuing to and including ___, 20_. If this exercise schedule results in the vesting of a fraction of a Share on any vesting date, such fractional Share shall be rounded up to the next whole Share, and the number of Shares vesting on the final vesting date shall be reduced accordingly.]
This is an Incentive Stock Option Agreement (“Agreement”) between SPS Commerce, Inc., a Delaware corporation (the “Company”), and the optionee identified above (the “Optionee”) effective as of the date of grant specified above.
Recitals
     WHEREAS, the Company maintains the SPS Commerce, Inc. 2001 Stock Option Plan (the “Plan”); and
     WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) or a committee of two or more directors of the Company (the “Committee”) appointed by the Board administers the Plan and has the authority to determine the awards to be granted under the Plan (if the Board has not appointed a committee to administer the Plan, then the Board shall constitute the Committee); and
     WHEREAS, the Committee has determined that the Optionee is eligible to receive an award under the Plan in the form of an incentive stock option (the “Option”);
     NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the terms and conditions as follows.

Terms and Conditions*
1.	Grant. The Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement.

2.	Exercise Price. The price to the Optionee of each Share subject to this Option shall be the exercise price specified at the beginning of this Agreement.

3.	Incentive Stock Option. This Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

4.	Exercise Schedule. This Option shall vest and become exercisable as to the number of Shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule shall be cumulative; thus, to the extent this Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee or the person otherwise entitled to exercise this Option as provided herein may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

This Option may also be exercised (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5.	Expiration. This Option shall expire at 5:00 p.m. Central Time on the earliest of:
(a) The expiration date specified at the beginning of this Agreement;
(b) The last day of the period following the termination of employment of the Optionee during which this Option can be exercised (as specified in Section 7(a) or 7(b) of this Agreement, whichever is applicable); or
(c) The date (if any) fixed for cancellation pursuant to Section 8 of this Agreement.
If termination of the Optionee’s employment by the Company shall have been for Cause, this Option shall expire immediately upon such termination. In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

6.	Procedure to Exercise Option.

Notice of Exercise. This Option may be exercised by delivering written notice of exercise to the Company at the principal executive office of the Company, to the attention of the Company’s Secretary, in the form attached to this Agreement. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.

Tender of Payment. Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the purchase price of the Shares being purchased through one or a combination of the following methods:

*	Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

(a) Cash;
(b) By delivery of optionee’s promissory note with such recourse, interest, security and redemption provisions as the Committee determines to be appropriate;
(c) Cancellation of indebtedness;
(d) By delivery to the Company of unencumbered Shares having an aggregate Fair Market Value (as defined in paragraph 7 of the Plan) on the date of exercise equal to the purchase price of such Shares;
(e) By a reduction in the number of Shares delivered to the Optionee upon exercise, such number of Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of such Shares; or
(f) To the extent permitted by law, a broker-assisted cashless exercise in which the Optionee irrevocably instructs a broker to deliver proceeds of a sale of all or a portion of the Shares to be issued pursuant to the exercise (or a loan secured by such Shares) to the Company in payment of the purchase price of such Shares.
Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the purchase price with Shares if the Committee, in its sole discretion, determines that payment in such manner is undesirable.

Delivery of Certificates. As soon as practicable after the Company receives the notice and purchase price provided for above, it shall deliver to the person exercising this Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding the foregoing, delivery of certificates for Shares pursuant to the exercise of the Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with the applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Board, or the Committee if one has been appointed, may, in its sole discretion, require the Optionee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of the Option or the delivery of any Shares pursuant to the Option.

7.	Employment Requirement. This Option may be exercised only while the Optionee remains employed with the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date of this Agreement; provided that:

(a) This Option may be exercised for 30 days following the day the Optionee’s employment by the Company ceases if such cessation of employment is for a reason other than death or disability, but only to the extent that it was exercisable immediately prior to termination of employment; provided, however, that if termination of the Optionee’s employment shall have been for Cause, this Option shall expire, and all rights to purchase Shares hereunder shall terminate, immediately upon such termination.

(b) This Option may be exercised within one year after the Optionee’s employment by the Company ceases if such cessation of employment is because of death or disability.

(c) If the Optionee’s employment terminates after a declaration made pursuant to Section 8(b) of this Agreement in connection with an Event, this Option may be exercised at any time permitted by such declaration.

Notwithstanding the above, this Option may not be exercised after it has expired.

8.	Acceleration of Option.

(a) Change in Control. In the event of a Change in Control, as defined in paragraph 11 of the Plan, **[STANDARD GRANTS: then the Committee may, as provided in paragraph 11(c) of the Plan, determine that this Option shall be cancelled and make certain cash payments with respect to this Option pursuant to such paragraph 11(c).] **[ALTERNATIVE FOR SENIOR MANAGEMENT: then, without any action by the Committee or the Board, (i) 50% of the Shares subject to this Option that have not already vested in accordance with the exercise schedule set forth above or otherwise accelerated in accordance with this Section 8 shall become immediately exercisable in full (on a pro-rata basis, such that the remaining (unaccelerated) 50% of the Shares subject to this Option (the “Remaining Unvested Options”) shall continue to be subject, proportionately, to vesting in accordance with such exercise schedule) and (ii) the Remaining Unvested Options shall also become immediately exercisable if the Company (or the corporation resulting from such Change in Control) terminates the Optionee’s employment (or materially reduces the Optionee’s employment responsibilities or base salary) (A) other than for Cause and (B) prior to the first anniversary date of such Change in Control.]

(b) Event. In the event of an Event as defined in paragraph 12 of the Plan (including without limitation any Event that is also a Change in Control), the Committee may, but shall not be obligated to:
     (i) if the Event is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of this Option by the substitution for this Option of options or voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, as provided in paragraph 12 of the Plan **[INSERT FOR SENIOR MANAGEMENT:; provided, however, that if any such Event is also a Change in Control, any acceleration resulting therefrom as a result of such Change in Control (as provided in Section 8(a) of this Agreement) shall be reflected in any such substitution] ; or
     (ii) at least 20 days prior to the occurrence of the Event, declare, and provide written notice to the Optionee of the declaration, that this Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the Optionee of cash equal to, for each Share covered by the canceled Option, the amount, if any, by which the Event Proceeds per Share, as defined in paragraph 12 of the Plan, exceeds the exercise price per Share covered by this Option. At the time of any such declaration, this Option shall immediately become exercisable in full and the Optionee shall have the right, during the period preceding the time of cancellation of this Option, to exercise this Option as to all or any part of the Shares covered by this Option. In the event of a declaration pursuant to this subsection, to the extent this Option has not been exercised prior to the Event, the unexercised part of this Option shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration. Notwithstanding the foregoing, the holder of this Option shall not be entitled to the payment provided for in this subsection if this Option shall have expired pursuant to Section 5 above.

(c) Discretionary Acceleration. In addition to any acceleration provided for elsewhere herein, the Committee has the power, in its sole discretion, to declare at any time that this Option shall be immediately exercisable.

(d) Possible Tax Effect of Acceleration. If acceleration of this Option results in the vesting of Shares with a Fair Market Value in excess of $100,000 in any given year, then this Option shall not be deemed an “incentive stock option” within the meaning of Section 422 of the Code to the extent the Fair Market Value of vested Shares exceeds $100,000 in such year.

9.	Limitation on Transfer. While the Optionee is alive, only the Optionee or his/her guardian or legal representative may exercise this Option. This Option may not be assigned or transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

10.	No Shareholder Rights Before Exercise. No person shall have any of the rights of a shareholder of the Company with respect to any Share subject to this Option until the Share actually is issued to him/her upon exercise of this Option.

11.	Discretionary Adjustment. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of the Optionee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of rights of the Optionee, the number and kind of securities issuable upon exercise of this Option and the exercise price hereof.

12.	Transfer of Shares — Tax Effects. The Optionee hereby acknowledges that if any Shares received pursuant to the exercise of any portion of this Option are sold within two years from the date of grant or within one year from the effective date of exercise of the Option, or if certain other requirements of the Code are not satisfied, such Shares will be deemed under the Code not to have been acquired by the Optionee pursuant to an “incentive stock option” as defined in the Code; and that the Company shall not be liable to the Optionee in the event the Option for any reason is deemed not to be an “incentive stock option” within the meaning of the Code.

13.	Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

14.	Discontinuance of Employment. This Agreement shall not give the Optionee a right to continued employment with the Company, any parent or subsidiary of the Company or any successor entity, and the Company, any such parent or subsidiary or any such successor entity employing the Optionee may terminate his/her employment at any time, change the Optionee’s employment responsibilities and terms of employment, and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

15.	Tax Consequences.

(a) The Optionee may incur tax liability as a result of the Optionee’s purchase or disposition of the Shares. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(b) Notwithstanding the Company’s good faith determination of the Fair Market Value of the Company’s common stock for purposes of determining the exercise price per Share of the Option, the taxing authorities may assert that the fair market value of the Company’s common stock on the date of grant was greater than the exercise price per Share. The Option may fail to qualify as an incentive stock option if the exercise price per Share of the Option is less than the fair market value of the Company’s common stock on the date of grant. In addition, under Section 409A of the Code, if the exercise price per Share of the Option is less than the fair market value of the Company’s common stock on the date of grant, the Option may be treated as a form of deferred compensation and the Optionee may be subject to an additional 20% tax, plus interest and possible penalties. The Optionee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

16.	Amendment to Meet the Requirements of Section 409A. The Optionee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Optionee, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.

17.	Option Subject to Plan, Certificate of Incorporation and By-Laws. The Optionee acknowledges that this Option and the exercise thereof is subject to the Plan, the Certificate of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations. The Optionee hereby accepts this Option subject to all of the terms, conditions and provisions of this Agreement and the Plan. The Optionee has received a copy of the Plan and has agreed to be bound and to abide by all requests, decisions and determinations of the Committee made in accordance with the Plan.

18.	Market Stand-Off. In connection with the Company’s initial public offering of the Company’s securities, Optionee agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of the Shares received pursuant to the exercise of any portion of this Option (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the underwriters.

19.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

20.	Choice of Law. This Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder (without regard to its conflict of law principles).
     IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date of grant written above.

OPTIONEE

SPS COMMERCE, INC.

By:
Name:

Its:

                                        , 20___
SPS COMMERCE, INC.
333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
Attention: Secretary
Ladies and Gentlemen:
     I hereby exercise the following option (the “Option”) granted to me under the SPS Commerce, Inc. 2001 Stock Option Plan (the “Plan”) with respect to the number of shares of Common Stock (“Shares”) of SPS Commerce, Inc. (the “Company”), indicated below:

Name:

Date of Grant of Option:

Exercise Price Per Share:

Number of Shares With Respect to
Which the Option is Hereby Exercised:

Total Exercise Price:

☐ Enclosed with this letter is a check, bank draft or money order in the amount of the Total Exercise Price.
☐ Enclosed with this letter is a promissory note.
☐ I hereby agree to pay the Total Exercise Price by cancellation of a debt owed to me by the Company.
☐ I hereby agree to pay the Total Exercise Price within five business days of the date hereof and, as stated in the attached Broker’s Letter, I have delivered irrevocable instructions to                                                    to promptly deliver to the Company the amount of sale or loan proceeds from the Shares to be issued pursuant to this exercise necessary to satisfy my obligation hereunder to pay the Total Exercise Price.
☐ Enclosed with this letter is a certificate evidencing unencumbered Shares (duly endorsed in blank) having an aggregate Fair Market Value (as defined in the Plan) equal to or in excess of the Total Exercise Price.

☐ I elect to pay the Total Exercise Price through a reduction in the number of Shares delivered to me upon this exercise of the Option as provided in paragraph 8 of the Plan.
     If I am enclosing Shares with this letter, I hereby represent and warrant that I am the owner of such Shares free and clear of all liens, security interests and other restrictions or encumbrances. I agree that I will pay any required withholding taxes in connection with this exercise as provided in paragraph 9 of the Plan.
     Please issue a certificate (the “Certificate”) for the number of Shares with respect to which the Option is being exercised in the name of the person indicated below and deliver the Certificate to the address indicated below:

Name in Which to Issue Certificate:

Address to Which Certificate Should

be Delivered:

Principal Mailing Address for
Holder of the Certificate (if different

from above):

Very truly yours,

Signature

Name, please print

Social Security Number

                                        , 20___
SPS COMMERCE, INC.
333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
Attention: Secretary
Ladies and Gentlemen:

Name of Optionee:

Date of Grant of Option:

Exercise Price Per Share:

Number of Shares With Respect to
Which the Option is to be Exercised:

Total Exercise Price:

     The above Optionee has requested that we finance the exercise of the above Option to purchase Shares of common stock of SPS Commerce, Inc. (the “Company”) and has given us irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds from the Shares to be issued pursuant to such exercise to satisfy the Optionee’s obligation to pay the Total Exercise Price.

Very truly yours,

Broker Name

By